Exhibit 10(a)

                            DARDEN RESTAURANTS, INC.
     AMENDED AND RESTATED STOCK OPTION AND LONG-TERM INCENTIVE PLAN OF 1995


1.   PURPOSE OF THE PLAN

     The purpose of the Darden Restaurants, Inc. Amended and Restated Stock Option and Long-Term Incentive Plan of 1995 (the "Plan") is to attract and retain able employees by rewarding employees of Darden Restaurants, Inc., its subsidiaries and affiliates (defined as entities in which Darden Restaurants, Inc. owns an equity interest of 25% or more) (collectively, the "Company") who are responsible for the growth and sound development of the business of the Company, and to align the interests of all employees with those of the stockholders of the Company and to compensate certain management employees of the Company by granting stock options in lieu of salary increases or other compensation or employee benefits.

2.   EFFECTIVE DATE, DURATION AND SUMMARY OF PLAN

     A.   Effective Date and Duration
          ---------------------------

          This Plan shall become effective as of the effective date of the distribution of Darden Restaurants, Inc. Common Stock to the holders of General Mills, Inc. common stock. Awards may be made under the Plan until September 30, 2004.

     B.   Summary of Option Provisions for Participants
          ---------------------------------------------

          The stock option that will be awarded to employees under this Plan gives a right to an employee to purchase at a future date shares of Darden Restaurants, Inc. Common Stock at a fixed price. As an employee, you will receive an "option agreement" in your own name, which will contain the term and other conditions of the option grant. In general, each option agreement will state the number of shares of Darden Restaurants, Inc. Common Stock that you can purchase from the Company, the price at which you can purchase the shares, and the last date you can make your purchase. You will not have any taxable income when you receive the option agreement.

          The price at which you may buy the Darden Restaurants, Inc. shares will be equal to the market price of the Company shares on the New York Stock Exchange as of the day the option was awarded to you. If after the period that you must hold the option before you can exercise such option the price of Darden Restaurants, Inc. Common Stock has risen, you will be able to make a gain on exercising the option equal to the difference between the exercise price of the option and the market price of Darden Restaurants, Inc. shares on the date you use your option to buy shares under the terms of the option certificate. This gain will be taxable to you.

          You will never be obligated to buy shares of the Company if you do not wish to do so. After the required holding period before you can exercise the option, you can continue to hold the option as an employee for the remaining years of the option before making the decision whether or not to buy shares of the Company. Thereafter, the rights under the option will lapse and cannot be used by the employee.

          Generally you cannot sell or assign the option to any other person and the specific provisions which cover your rights in the option are covered in the full text of the Plan.


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3.   ADMINISTRATION OF THE PLAN

     The Plan shall be administered by the Compensation Committee (the "Committee"). The Committee shall be comprised solely of non-employee, independent members of the Board of Directors (the "Board") appointed in accordance with the Company's Articles of Incorporation. Subject to the provisions of Section 14, the Committee shall have authority to adopt rules and regulations for carrying out the purpose of the Plan, select the employees to whom Awards will be made ("Participants"), determine the number of shares to be awarded and the other terms and conditions of Awards in accordance with the Plan provisions and interpret, construe and implement the provisions of the Plan; provided that if at any time Rule 16b-3 or any successor rule ("Rule 16b-3") under the Securities Exchange Act of 1934, as amended (the "1934 Act"), so permits, without adversely affecting the ability of the Plan to comply with the conditions for exemption from Section 16 of the 1934 Act (or any successor provisions) provided by Rule 16b-3, the Committee may delegate its duties under the Plan in whole or in part, on such terms and conditions, to the Chief Executive Officer and to other senior officers of the Company; provided further, that only the Committee may select and make other decisions as to Awards to Participants who are subject to Section 16 of the 1934 Act and to other executives of the Company. The Committee (or its permitted delegate) may correct any defect or supply any omission or reconcile any inconsistency in any agreement relating to any Award under the Plan in the manner and to the extent it deems necessary. Decisions of the Committee (or its permitted delegate) shall be final, conclusive and binding upon all parties, including the Company, stockholders and Participants.

4.   COMMON STOCK SUBJECT TO THE PLAN

     The shares of common stock of the Company (without par value) ("Common Stock") to be issued upon exercise of a Stock Option, awarded as Restricted Stock, or issued upon expiration of the restricted period for Restricted Stock Units, may be made available from the authorized but unissued Common Stock, shares of Common Stock held in the Company's treasury, or Common Stock purchased by the Company on the open market or otherwise. Approval of the Plan by the sole shareholder of the Company shall constitute authorization to use such shares for the Plan.

     The Committee, in its discretion, may require as a condition to the grant of Stock Options, Restricted Stock or Restricted Stock Units (collectively, "Awards"), the deposit of Common Stock owned by the Participant receiving such grant, and the forfeiture of such Awards, if such deposit is not made or maintained during the required holding period or the applicable restricted period. Such shares of deposited Common Stock may not be otherwise sold, pledged or disposed of during the applicable holding period or restricted period. The Committee may also determine whether any shares issued upon exercise of a Stock Option shall be restricted in any manner.

     The maximum aggregate number of shares of Common Stock authorized under the Plan for which Awards may be granted under the Plan is 22,200,000. Upon the expiration, forfeiture, termination or cancellation, in whole or in part, of unexercised Stock Options, or forfeiture of Restricted Stock or Restricted Stock Units on which no dividends or dividend equivalents have been paid, the shares of Common Stock subject thereto shall again be available for Awards under the Plan.

     The number of shares subject to the Plan, the outstanding Awards and the exercise price per share of outstanding Stock Options may be appropriately adjusted by the Committee in the event that:

     (i) the number of outstanding shares of Common Stock shall be changed by reason of split-ups, spin-offs, combinations or reclassifications of shares;

     (ii) any stock dividends are distributed to the holders of Common Stock;

     (iii)the Common Stock is converted into or exchanged for other shares as a result of any merger or consolidation (including a sale of assets) or other recapitalization, or other similar events occur which affect the value of the Common Stock; or

     (iv) the Committee determines such adjustments are appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.


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

5.   ELIGIBLE PERSONS

     Only persons who are employees of the Company shall be eligible to receive Awards under the Plan ("Participants"). No Award shall be made to any member of the Committee or any other non-employee director of the Company.

6.   PURCHASE PRICE OF STOCK OPTIONS

     The purchase price for each share of Common Stock issuable under a Stock Option shall not be less than 100% of the Fair Market Value of the shares of Common Stock on the date of grant. "Fair Market Value" as used in the Plan shall equal the mean of the high and low price of the Common Stock on the New York Stock Exchange on the applicable date.

7.   STOCK OPTION TERM AND TYPE

     The term of any Stock Option as determined by the Committee shall not exceed 10 years from the date of grant and shall expire as of the close of business on the last day of the designated term, unless terminated earlier under the provisions of the Plan. All Stock Option grants under the Plan shall be non-qualified stock options governed by Section 83 of the Internal Revenue Code of 1986, as amended (the "Code") .

8.   EXERCISE OF STOCK OPTIONS

     A. Of the 22,200,000 shares of Common Stock authorized for issuance hereunder, not less than 3,000,000 shall be issued only as salary replacement Stock Options ("SRO's") in lieu of salary increases, compensation or other employee benefits, subject that SRO's granted to directors pursuant to the Stock Plan for Directors (as amended) shall also be included within such 3,000,000 shares of Common Stock. Except as provided in Sections 12 and 13, each Stock Option issued as an SRO may be exercised as determined by the Committee in its discretion.

     B. Except as provided in Sections 12 and 13 (Change of Control and Termination of Employment), each Stock Option, other than an SRO, may be exercised from the date of grant no sooner than in increments of one-third after two years, one-third after three years and one-third after four years, subject to the Participant's continued employment with the Company and in accordance with other terms and conditions prescribed by the Committee which may specify a longer period before an option may be exercised.

     C. The number of shares of Common Stock subject to Stock Options, excluding SRO's, granted under the Plan to any single Participant shall not exceed 300,000 shares in each of the last four fiscal years of the Plan determined on a prospective and retroactive cumulative basis.

     D.  A  Participant  exercising  a Stock  Option  shall  give  notice to the
         Company of such exercise and of the number of shares elected to be purchased prior to 5:00 P.M. EST/EDT on the day of exercise, which must be a business day at the executive offices of the Company. At the time of purchase, the Participant shall tender the full purchase price of the shares purchased. Until such payment has been made and a certificate or certificates for the shares purchased has been issued in the Participant's name, the Participant shall possess no stockholder rights with respect to such shares. Payment of such purchase price shall be made to the Company, subject to any applicable rule or regulation adopted by the Committee:

         (i) in cash (including check, draft, money order or wire transfer made payable to the order of the Company);

         (ii) through the delivery of shares of Common Stock owned by the Participant; or

         (iii) by a combination of (i) and (ii) above.

     For determining the amount of the payment, Common Stock delivered pursuant to (ii) or (iii) shall have a value equal to the Fair Market Value of the Common Stock on the date of exercise.


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

9.   RESTRICTED STOCK AND RESTRICTED STOCK UNITS

     With respect to Awards of Restricted Stock and Restricted Stock Units, the Committee shall:

     (i) select Participants to whom Awards will be made, provided that Restricted Stock Units may only be awarded to those employees of the Company who are employed in a country other than the United States;

     (ii) determine the number of shares of Restricted Stock or the number of Restricted Stock Units to be awarded;

     (iii)determine the length of the restricted period, which shall be no less than one year;

     (iv) determine the purchase price, if any, to be paid by the Participant for Restricted Stock or Restricted Stock Units; and

     (v)  determine any restrictions  other than those set forth in this Section
          9.

     Any shares of Restricted Stock granted under the Plan may be evidenced in such manner as the Committee deems appropriate, including, without limitation, book-entry registration or issuance of stock certificates, and may be held in escrow.

     Subject to the restrictions set forth in this Section 9, each Participant who receives Restricted Stock shall have all rights as a stockholder with respect to such shares, including the right to vote the shares and receive dividends and other distributions.

     Each Participant who receives Restricted Stock Units shall be eligible to receive, at the expiration of the applicable restricted period, one share of Common Stock for each Restricted Stock Unit awarded, and the Company shall issue to and register in the name of each such Participant a certificate for that number of shares of Common Stock. Participants who receive Restricted Stock Units shall have no rights as stockholders with respect to such Restricted Stock Units until such time as share certificates for Common Stock are issued to the Participants; provided, however, that quarterly during the applicable restricted period for all Restricted Stock Units awarded hereunder, the Company shall pay to each such Participant an amount equal to the sum of all dividends and other distributions paid by the Company during the prior quarter on that equivalent number of shares of Common Stock.

     Subject to the provisions of Section 12, for awards of Restricted Stock or Restricted Stock Units which have a deposit requirement, a Participant will be eligible to vest only in those shares of Restricted Stock or Restricted Stock Units for which personally-owned shares are on deposit with the Company as of the date the Participant's employment with the Company terminates.

     The total number of shares of Common Stock issued upon vesting of Restricted Stock or Restricted Stock Units granted under the Plan shall not exceed 1,500,000 of the total number of shares of Common Stock which may be issued under this Plan, and no single Participant shall receive under the Plan Restricted Stock or Restricted Stock Units which, upon vesting, would exceed 2% of the total number of shares of Common Stock which may be issued under the Plan.

10.  NON-TRANSFERABILITY

     Except as otherwise provided in Section 9, no shares of Restricted Stock and no Restricted Stock Units shall be sold, exchanged, transferred, pledged, or otherwise disposed of during the restricted period. No Stock Options granted under this Plan shall be transferable by a Participant otherwise than (i) by the Participant's last will and testament or (ii) by the applicable laws of descent and distribution, or (iii) by gift by a Participant who is subject to Section 16 of the 1934 Act and is eligible for retirement (age 55 with 10 years of service) to a "family member" defined by the Committee. Such Stock Options shall be exercised during the Participant's lifetime only by the Participant or his or her guardian or legal representative or the donee family member. After death, such Stock Option may be exercised in accordance with Section 13B. Other than as set forth herein, no Award under the Plan shall be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to do so shall be void.


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11.  WITHHOLDING TAXES

     It shall be a condition to the obligation of the Company to deliver shares upon the exercise of a Stock Option, the vesting of Restricted Stock or Restricted Stock Units and the corresponding issuance of shares of unrestricted Common Stock, that the Participant pay to the Company cash in an amount equal to all federal, state, local and foreign withholding taxes required to be collected in respect thereof.

     Notwithstanding the foregoing, to the extent permitted by law and pursuant to such rules as the Committee may adopt, a Participant may authorize the Company to satisfy any such withholding requirement by directing the Company to withhold from any shares of Common Stock to be issued, all or a portion of such number of shares as shall be sufficient to satisfy the withholding obligation.

12.  CHANGE OF CONTROL

     Each   outstanding   Stock  Option  shall  become   immediately  and  fully
     exercisable for a period of 6 months following the date of the following occurrences, each constituting a "Change of Control":

     (i) if any person (including a group as defined in Section 13(d)(3) of the 1934 Act) becomes, directly or indirectly, the beneficial owner of 20% or more of the shares of the Company entitled to vote for the election of directors;

     (ii) as a result of or in connection with any cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Company just prior to such event cease to constitute a majority of the Company's Board of Directors; or

     (iii)the stockholders of the Company approve an agreement providing for a transaction in which the Company will cease to be an independent publicly-owned corporation or a sale or other disposition of all or substantially all of the assets of the Company occurs.

     After such 6-month period the normal option exercise provisions of the Plan shall govern. In the event a Participant is terminated as an employee of the Company within 2 years after any of the events specified in (i), (ii) or (iii), his or her outstanding Stock Options at that date of termination shall become immediately exercisable for a period of 3 months.

     With respect to Stock Option grants outstanding as of the date of any such Change of Control which require the deposit of owned Common Stock as a condition to obtaining rights: (a) said deposit requirement shall be terminated as of the date of the Change of Control and any such deposited stock shall be promptly returned to the Participant; and (b) any restrictions on the sale of shares issued in respect of any such Stock Option shall lapse.

     In the event of a Change of Control, a Participant shall vest in all shares of Restricted Stock and Restricted Stock Units, effective as of the date of such Change of Control, and any deposited shares of Common Stock shall be promptly returned to the Participant.

13.  TERMINATION OF EMPLOYMENT

     A.  Termination of Employment
         -------------------------

         If the Participant's employment by the Company terminates for any reason other than as specified herein or in subsections B, C or D, the Participant's Stock Options shall terminate 3 months after such termination and all shares of Restricted Stock and all Restricted Stock Units which are subject to restriction as of said termination date shall be forfeited by the Participant to the Company. In the event a Participant's employment with the Company is terminated for the convenience of the Company, as determined by the Committee, the Committee, in its sole discretion, may vest such Participant in all or any portion of outstanding Stock Options (which shall become exercisable) and/or shares of Restricted Stock or Restricted Stock Units awarded to such Participant, effective as of the date of such termination.


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     B.  Death
         -----

         If a Participant should die while employed by the Company, any Stock Option previously granted under this Plan may be exercised (i) by the person designated in such Participant's last will and testament or,
         (ii) in the absence of such designation, by the Participant's estate, or (iii) by the donee of a Stock Option made pursuant to Section 10
         (iii), to the full extent that such Stock Option could have been exercised by such Participant immediately prior to death. Further, with respect to outstanding Stock Option grants which, as of the date of death, are not yet exercisable, any such option grant shall vest and become exercisable in a pro-rata amount, based on the full months of employment completed during the full vesting period of the Stock Option from the date of grant to the date of death.

         With respect to Stock Option grants which require the deposit of owned Common Stock as a condition to obtaining exercise rights, in the event a Participant should die while employed by the Company, said Stock Options may be exercised as provided in the first paragraph of this
         Section 13B, subject to the following special conditions:

         (i) any restrictions on the sale of shares issued in respect of any such Stock Option shall cease; and

         (ii) any owned Common Stock deposited by the Participant pursuant to said grant shall be promptly returned to the person designated in such Participant's last will and testament or, in the absence of such designation, to the Participant's estate, and all requirements regarding deposit by the Participant shall be terminated.

         A Participant who dies during any applicable restricted period shall vest in a proportionate number of shares of Restricted Stock or Restricted Stock Units, effective as of the date of death. Such proportionate vesting shall be pro-rata, based on the number of full months of employment completed during the restricted period prior to the date of death, as a percentage of the applicable restricted period.

     C.  Retirement
         ----------

         The Committee shall determine, at the time of grant, the treatment of the Stock Option upon the retirement of the Participant. Unless other terms are specified in the original Stock Option grant, if the termination of employment is due to a Participant's retirement on or after age 55 with 10 years of service with the Company, the Participant may exercise a Stock Option, subject to the original terms and conditions of the Stock Option. With respect to Stock Option grants which require the deposit of owned Common Stock as a condition to obtaining rights, any restrictions on the sale of shares issued in respect of any such Stock Option shall lapse at the date of any such retirement.

         A Participant who retires on or after the date he or she attains age 65 shall fully vest in all shares of Restricted Stock or Restricted Stock Units, effective as of the date of retirement (unless any such award specifically provides otherwise).

         A Participant who takes early retirement (after age 55, but prior to age 65) during any applicable restricted period may elect either of the following alternatives with respect to Restricted Stock or Restricted Stock Units (unless any such award specifically provides otherwise):

         (a) Leave owned shares on deposit with the Company and vest in all shares of Restricted Stock or Restricted Stock Units, effective as of the earlier of the date the Participant attains age 65 or the termination date of the applicable restricted period; or

         (b) Withdraw owned shares and vest in a proportionate number of shares of Restricted Stock or Restricted Stock Units, effective as of the date the shares on deposit are withdrawn. Such proportionate vesting shall be pro-rata, based on the number of full months of employment completed during the restricted period prior to the date of early retirement, as a percentage of the applicable restricted period.


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     D.  Spin-offs
         ---------

         If the termination of employment is due to the cessation, transfer, or spin-off of a complete line of business of the Company, the Committee, in its sole discretion, shall determine the treatment of all outstanding Awards under the Plan.

14.  AMENDMENTS OF THE PLAN

     The Plan may be terminated, modified, or amended by the Board of Directors of the Company. The Committee may from time to time prescribe, amend and rescind rules and regulations relating to the Plan. Subject to the approval of the Board of Directors, the Committee may at any time terminate, modify, or suspend the operation of the Plan, provided that no action shall be taken by the Board of Directors or the Committee without the approval of the stockholders of the Company which would:

     (i) materially increase the number of shares which may be issued under the Plan;

     (ii) materially increase the benefits accruing to Participants under the Plan; or

     (iii)materially   modify   the   requirements   as   to   eligibility   for
          participating in the Plan.

     The Board of Directors shall have authority to cause the Company to take any action related to the Plan which may be required to comply with the provisions of the Securities Act of 1933, as amended, the 1934 Act, and the rules and regulations prescribed by the Securities and Exchange Commission. Any such action shall be at the expense of the Company.

     No termination, modification, suspension, or amendment of the Plan shall alter or impair the rights of any Participant pursuant to a prior Award without the consent of the Participant. There is no obligation for uniformity of treatment of Participants under the Plan.

15.  FOREIGN JURISDICTIONS

     The Committee may adopt, amend, and terminate such arrangements, not inconsistent with the intent of the Plan, as it may deem necessary or desirable to make available tax or other benefits of the laws of any foreign jurisdiction, to employees of the Company who are subject to such laws and who receive Awards under the Plan.

16.  NOTICE

     All notices to the Company regarding the Plan shall be in writing, effective as of actual receipt by the Company, and shall be sent to:

     Darden Restaurants, Inc.
     5900 Lake Ellenor Dr.
     Orlando, FL 32809
     Attn: General Counsel

Effective May 28, 1995; Restated as of September 23, 1999


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